Exhibit 99.1

Zhone Technologies Reports Second Quarter 2009 Financial Results

Oakland, CA — July 22, 2009 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in access network solutions, today reported its financial results for the second quarter ended June 30, 2009.

Revenue for the second quarter of 2009 was $30.3 million compared with $24.1 million for the first quarter of 2009 and $40.1 million for the second quarter of 2008. Net loss for the second quarter of 2009, calculated in accordance with generally accepted accounting principles (“GAAP”), was $2.3 million or $0.02 per share compared with a net loss of $6.9 million or $0.05 per share for the first quarter of 2009, and a net loss of $80.3 million or $0.53 per share for the second quarter of 2008. Pro forma earnings before stock-based compensation, interest, taxes, depreciation, lease liability accrual, gain on sale of intangible assets and goodwill impairment (“EBITDA”) was a $0.9 million loss for the second quarter of 2009, compared to a pro forma EBITDA loss of $5.5 million for the first quarter of 2009, and pro forma EBITDA loss of $5.2 million for the second quarter of 2008.

“Strong sequential revenue growth, improving gross margins and continued expense control contributed to better than expected earnings for the quarter,” stated Mory Ejabat, Zhone’s chief executive officer. “We are encouraged by the immediate acceptance of our new products and hope to build on that momentum to achieve our primary goal of reaching quarterly EBITDA profitability by year end.”

Zhone will conduct a conference call and audio webcast today, July 22, 2009, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its second quarter 2009 results. This call is open to the public by dialing +1 (800) 237-9752 for U.S. callers and +1 (617) 847-8706 for international callers and then entering passcode 51358333. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 48028058. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies — Access for a Converging World

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in multi-service access network solutions, serving more than 700 of the world’s most innovative network operators. The company offers the industry’s only fully-integrated portfolio of MSAP, FTTx, EFM and Wi-Fi access technologies, improving network agility and reducing the costs of delivering the full spectrum of access services, including residential and business broadband, VoIP, and High-Definition IPTV over copper, fiber, and wireless. Zhone is headquartered in California, and its MSAP products are all manufactured in the USA, in a facility that is emission, waste-water, and CFC free. www.zhone.com

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to second quarter 2009 financial estimates; projections of revenue, margins, expenses or other financial items; and improvement of financial markets. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of our products; intense competition in the communications equipment market; our ability to execute on our strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2008 and Zhone’s quarterly report on Form 10-Q for the quarter ended March 31, 2009. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net revenue	$30,346	$24,103	$40,069	$54,449	$83,102
Cost of revenue	19,266	16,262	28,412	35,528	57,589
Stock-based compensation	24	28	41	52	91

Gross profit	11,056	7,813	11,616	18,869	25,422

Operating expenses:
Research and product development (1)	5,565	5,796	7,156	11,361	14,300
Sales and marketing (1)	5,014	6,035	7,855	11,049	15,597
General and administrative (1)	2,431	2,578	6,388	5,009	9,400
Gain on sale of intangible assets	—	—	(93)	—	(3,297)
Goodwill impairment	—	—	70,401	—	70,401

Total operating expenses	13,010	14,409	91,707	27,419	106,401

Operating loss	(1,954)	(6,596)	(80,091)	(8,550)	(80,979)
Other expense, net	(263)	(293)	(150)	(556)	(170)

Loss before income taxes	(2,217)	(6,889)	(80,241)	(9,106)	(81,149)
Income tax provision	47	14	93	61	126

Net loss	$(2,264)	$(6,903)	$(80,334)	$(9,167)	$(81,275)

Basic and diluted net loss per share	$(0.02)	$(0.05)	$(0.53)	$(0.06)	$(0.54)
Weighted average shares outstanding used to compute basic and diluted net loss per share	150,916	150,719	150,260	150,817	150,166

(1) Amounts include stock-based compensation costs as follows:
Research and product development	94	97	128	191	273
Sales and marketing	110	114	128	224	266
General and administrative	315	281	343	596	646

	519	492	599	1,011	1,185

GAAP net loss	$(2,264)	$(6,903)	$(80,334)	$(9,167)	$(81,275)
Stock-based compensation	543	520	640	1,063	1,276
Interest expense, net	325	369	190	694	326
Income taxes	47	14	93	61	126
Depreciation	468	492	579	960	1,135
Lease liability accrual	—	—	3,305	—	3,305
Gain on sale of intangible assets	—	—	(93)	—	(3,297)
Goodwill impairment	—	—	70,401	—	70,401

Non-GAAP pro forma EBITDA	$(881)	$(5,508)	$(5,219)	$(6,389)	$(8,003)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash, cash equivalents and short-term investments	$26,841	$36,243
Accounts receivable	19,062	23,665
Inventories	33,569	40,706
Prepaid expenses and other current assets	2,203	2,654

Total current assets	81,675	103,268
Property and equipment, net	19,460	20,003
Restricted cash	58	123
Other assets	41	55

Total assets	$101,234	$123,449

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,292	$12,719
Line of credit	10,000	15,000
Current portion of long-term debt	399	380
Accrued and other liabilities	12,400	13,162

Total current liabilities	28,091	41,261
Long-term debt, less current portion	18,457	18,698
Other long-term liabilities	3,446	4,193

Total liabilities	49,994	64,152

Stockholders’ equity:
Common stock	153	151
Additional paid-in capital	1,065,575	1,064,493
Other stockholders’ equity	276	250
Accumulated deficit	(1,014,764)	(1,005,597)

Total stockholders’ equity	51,240	59,297

Total liabilities and stockholders’ equity	$101,234	$123,449